UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 27, 2014

NATIONAL GENERAL HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
59 Maiden Lane, 38th Floor
New York, New York 10038
(Address of principal executive offices) (zip code)
(212) 380-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
National General Holdings Corp. (the “Company”) held its 2014 Annual Meeting of Shareholders on May 27, 2014. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

Description of Matters Submitted	For	Withheld	Broker Non-Vote

1. Election of Directors:
Ephraim Brecher	87,101,717	100	1,841,358
Donald DeCarlo	82,462,171	4,639,646	1,841,358
Patrick Fallon	87,101,711	106	1,841,358
Michael Karfunkel	81,219,082	5,882,735	1,841,358
Barry Karfunkel	81,219,082	5,882,735	1,841,358
Barbara Paris	87,101,711	106	1,841,358
Barry Zyskind	81,219,182	5,882,635	1,841,358

	For	Against	Abstain
2. Ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for the year ended December 31, 2014.	88,942,090	973	112

	For	Against	Abstain	Broker Non-Votes
3. Approval of advisory, non-binding resolution to approve the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure, set forth in the Company’s 2014 annual meeting proxy statement	87,011,099	80,618	10,100	1,841,358

	Every 3 years	Every 2 years	Every year	Abstain
4. Advisory, non-binding vote on the frequency of future advisory non-binding votes on the approval of named executive officer compensation	73,467,534	500	13,633,683	100

In accordance with the Board of Directors’ recommendation, the largest number of shareholders voted, on an advisory non-binding basis, to hold an advisory non-binding vote on named executive officer compensation every three years.  In line with this recommendation from the Company’s shareholders, the Board of Directors has determined that the Company will include an advisory non-binding shareholder vote on named executive officer compensation in the Company’s proxy materials every three years until the next required advisory vote on the frequency of shareholder votes on named executive officer compensation, which will occur no later than the Company’s Annual Meeting of Shareholders in 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL GENERAL HOLDINGS CORP.

Date: May 27, 2014	By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann
General Counsel and Secretary